Exhibit 99.1

Contact:	Dan Owens
Goldleaf Financial Solutions, Inc.
678-728-4470
Goldleaf Reports Record Third Quarter 2008 Results
•	Record Revenue of $22.2 Million
•	Generated $5.4 Million of Positive Operating Cash Flow
•	Exceeded $4.5 Million of EBITDAS
•	Paid Down Bank Debt by $3.5 Million
•	Reaffirm 2008 Pro-forma EBITDAS Guidance of $15.0 Million
Atlanta, Ga.—(BUSINESS WIRE)—November 10, 2008—Goldleaf Financial Solutions, Inc. (NASDAQ: GFSI), a provider of integrated technology-based solutions designed to improve the performance of financial institutions, today reported financial results for the three and nine months ended September 30, 2008.
Revenues for the quarter ended September 30, 2008 totaled $22.2 million, representing a 55.1% increase over the third quarter of 2007. Operating income totaled $2.0 million for the third quarter of 2008 compared to $0.5 million for the third quarter of 2007. Net income available to common stockholders totaled $0.7 million, or $0.04 per share, in the third quarter of 2008, versus net income available to common stockholders of $0.1 million, or $0.01 per share, in the third quarter of 2007.
Revenue for the nine months of 2008 totaled $61.9 million, compared to $42.1 million for the same period of 2007. Operating income totaled $3.1 million for the first nine months of 2008 compared to operating income of $0.3 million for the first nine months of 2007. Net income available to common stockholders totaled $0.5 million, or $0.03 per share, for the first nine months of 2008, versus a net loss available to common stockholders of $(0.2) million, or $(0.01) per share, for the first nine months of 2007.
EBITDAS is a non-GAAP financial measurement calculated as earnings before interest, taxes, depreciation, amortization and non-cash stock based compensation expense. EBITDAS totaled $4.5 million and $10.2 million, for the third quarter and first nine months of 2008, respectively, as compared to $1.7 million and $3.8 million in the third quarter and first nine months of 2007, respectively.
If the Company included the adjustments related to the CBS, Datatrade, and the Alogent acquisitions, which could not be recognized in the post acquisition financial statements, adjusted EBITDAS for the three and nine months ended September 30, 2008 would have been $4.5 million and $11.4 million, respectively. See page 5 for a reconciliation of GAAP and non-GAAP results.
Goldleaf CEO Lynn Boggs comments, “I am very excited about our results. During the first nine months of 2008, Goldleaf has generated in excess of $11.5 million of operating cash flow. In the third quarter, we generated over $5.4 million of operating cash flow, and used $3.5 million to pay down bank debt, leaving us with over $3.7 million of cash on hand. Also, in the quarter, we reported strong earnings per share of $0.04. As evidenced by our third quarter results, we continue to perform well in a very challenging environment. Our management team and employees continue to focus on delivering results that serve the needs of our clients while building long-term shareholder value.”
2008 Business Outlook
The following is forward-looking and the actual results may differ materially. The Company’s outlook includes the effect of all acquisitions completed to date. Further, this outlook does not give effect to any additional potential mergers or acquisitions that may be consummated.
The Company anticipates achieving pro-forma revenues for the full year 2008 of $85.0-$86.0 million and pro-forma EBITDAS for the full year 2008 of $15.0 million.
Goldleaf will be hosting a conference call to discuss its 2008 third-quarter results this afternoon at 5:00 p.m. Eastern time. The live broadcast of Goldleaf’s third-quarter conference call will be available online at www.goldleaf.com under the Investor Relations tab and at www.earnings.com. An online replay will be available for 30 days using the same links.
About Goldleaf Financial Solutions, Inc.
Goldleaf Financial Solutions, Inc. offers a strategic suite of integrated technology and payment processing solutions to global financial institutions. Goldleaf’s products and services enable financial institutions to succeed in today’s competitive market, solidify their trusted financial relationships, expand their presence and improve profitability through the efficient use of technology. Goldleaf works with clients across six continents. For more information about Goldleaf and its set of solutions, please visit the company at www.goldleaf.com.
Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties associated with the Company’s ability to identify, complete or integrate acquisitions, achieve anticipated financial performance, or achieve its growth plans. These risks and uncertainties are in addition to other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the section entitled “Risk Factors” in its annual report on Form 10-K for the year ended December 31, 2007 and subsequent filings. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

GOLDLEAF FINANCIAL SOLUTIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS

	Three Months Ended		Nine Months Ended
	September 30		September 30
(in thousands, except per share data)	2008	2007	2008	2007
REVENUES:
Financial institution services	$19,554	$11,560	$53,813	$33,240
Retail inventory management services	1,915	2,040	5,865	6,158
Other products and services	779	743	2,254	2,737

Total revenues	22,248	14,343	61,932	42,135

COST OF REVENUES:
Financial institution services	5,066	2,330	13,042	6,421
Retail inventory management services	223	211	670	626
Other products and services	525	516	1,532	1,986

Gross profit	16,434	11,286	46,688	33,102

OPERATING EXPENSES:
General and administrative	6,176	5,272	18,849	15,774
Selling and marketing	5,165	4,290	15,575	13,676
Research and development	1,494	610	5,001	1,576
Amortization	1,428	572	4,023	1,745
Other operating expense, net	123	13	163	27

Total operating expenses	14,386	10,757	43,611	32,798

OPERATING INCOME	2,048	529	3,077	304
INTEREST EXPENSE, NET	725	256	2,106	570

INCOME (LOSS) BEFORE INCOME TAXES	1,323	273	971	(266)
Income tax provision ( benefit)	603	181	443	(82)

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$720	$92	$528	$(184)

INCOME (LOSS) PER SHARE:
Basic	$0.04	$0.01	$0.03	$(0.01)

Diluted	$0.04	$0.01	$0.03	$(0.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	19,169	17,279	19,051	17,275

Diluted	19,169	17,297	19,051	17,275

	As of
	Sept. 30,	Dec. 31,
(in thousands)	2008	2007
Balance Sheet Highlights:
Cash and cash equivalents	$3,790	$2,648
Working capital (deficit)	(1,506)	2,979
Total assets	132,482	81,650
Long-term liabilities	52,557	14,149
Stockholders’ equity	54,275	50,362

GOLDLEAF FINANCIAL SOLUTIONS, INC.
RECONCILIATION OF REPORTED NET INCOMES (LOSS) TO EBITDAS
EBITDAS is a non-GAAP financial measure. EBITDAS is defined by the Company as GAAP net income (loss) plus interest expense, income taxes, depreciation, amortization, and stock compensation expense less interest earned. We have provided EBITDAS because we believe it is a commonly used measure of financial performance in comparable companies and because we believe it will help investors and analysts evaluate companies on a consistent basis, as well as enhance an understanding of our operating results. Our management uses EBITDAS:
•	as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis;
•	for planning purposes, including the preparation of our internal annual operating budget and the calculation of our ability to borrow under our credit facility (with further adjustments as required under the terms of our credit facility);
•	to allocate resources to enhance the financial performance of our business;
•	to evaluate the effectiveness of our operational strategies; and
•	to evaluate our capacity to fund capital expenditures and expand our business.
Other companies may calculate EBITDAS differently than we do. In addition, EBITDAS:
•	does not represent net income or cash flows from operating activities as defined by GAAP;
•	is not necessarily indicative of cash available to fund our cash flow needs; and
•	should not be considered as an alternative to net income, income from operations, cash provided by operating activities or our other financial information as determined under GAAP.
The Company prepares its financial statements in accordance with U.S. generally accepted accounting principles (GAAP). The Company also provides information related to non-GAAP financial measurements such as EBITDAS and adjusted EBITDAS, and from time to time, other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of its business. To enable interested parties to reconcile non-GAAP measures to the Company’s GAAP financial statements, the Company clearly defines EBITDAS and adjusted EBITDAS and quantifies all other adjustments to GAAP measurements. The Company provides EBITDAS information, a widely used non-GAAP financial measurement, as a performance measure to assist in analyzing the Company’s operations and in comparing the Company to its competitors. The Company provides other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of business in order to assist in comparing the Company’s current operating performance to its historical performance. These adjustments typically reflect non-recurring items but sometimes reflect items, such as dispositions of assets and restructuring charges that are not technically non-recurring but are outside of the ordinary course of operations. Investors should note that such measures may not be comparable to similarly titled measures used by other companies, and investors are encouraged to use this information only in connection with the information contained in the Company’s GAAP financial statements.

Reconciliations of Net income (loss) to EBITDAS and Adjusted EBITDAS are as follows:

	Three Months Ended		Nine Months Ended
	September 30		September 30
(in thousands)	2008	2007	2008	2007
Net income (loss)	$720	$92	$528	$(184)
Add back (deduct):
Interest expense, net	725	256	2,106	570
Provision (benefit) for income taxes	603	181	443	(82)
Depreciation and amortization	2,132	1,108	6,418	3,372
Non-cash stock based compensation	331	101	747	116

EBITDAS	4,511	1,738	10,242	3,792

Add backs unusual, infrequent charges and pro-forma adjustments:
Deferred revenue — post acquisition	$—	$—	$173	$—
CBS & DataTrade
Alogent revenue in January 2008 prior to acquisition	—	—	1,305	—
Alogent expense in January 2008 prior to acquisition	—	—	(885)	—
Alogent transaction related one-time expenses	—	—	589	—
Severance charges	—	—	—	627

Adjusted EBITDAS	$4,511	$1,738	$11,424	$4,419